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                           COAST DENTAL SERVICES, INC.
                                  EXHIBIT 11.1
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)


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
                                                                   QUARTER ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                                     2001           2002        2001           2002
                                                                 -----------    -----------   -----------    -----------
Net (loss) income.....................................           $(1,061,930)   $    23,957   $(2,435,698)   $ 1,174,454
                                                                 ===========    ===========   ===========    ===========

SHARES:
Basic weighted average number of shares
   Outstanding........................................             2,097,611      2,091,223     2,097,611      2,091,223
Additional shares issuable under stock options
   For diluted earnings per share.....................                    --         53,066            --         22,242
                                                                 -----------      ---------     ---------    -----------
Diluted weighted average number of shares
   outstanding........................................             2,097,611      2,144,289     2,097,611      2,113,465
                                                                 -----------      ---------     ---------    -----------
BASIC EARNINGS (LOSS) PER SHARE:
Net income (loss).....................................           $     (0.51)   $      0.01     $   (1.16)   $      0.56
                                                                 ===========    ===========     =========    ===========

DILUTED EARNINGS (LOSS) PER SHARE:
Net income (loss).....................................           $     (0.51)   $      0.01     $   (1.16)   $      0.56
                                                                 ===========    ===========     =========    ===========
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